ARTICLES OF MERGER

                                OF

                 TERRA SYSTEMS, INC. WITH AND INTO

                   TERRA MERGER SUBSIDIARY, INC.



     The undersigned natural person, being at least eighteen years of age, acting on behalf of a corporation under the Utah Revised Business Corporation Act, adopts the following Articles of Merger for such corporation:


                            ARTICLE I

     Under the plan and agreement of merger, Terra Systems, Inc., a Utah corporation, will merge with and into Terra Merger Subsidiary, Inc., a Utah corporation, which is a wholly-owned subsidiary of Xullux, Inc., a Utah corporation. Terra Merger Subsidiary, Inc. shall be the corporation surviving the merger.

     The  terms and conditions of the merger are set forth  in  the
attached  "Merger  Agreement  Among  Xullux,  Inc.,  Terra   Merger
Subsidiary, Inc., and Terra Systems, Inc."


                            ARTICLE II

     The plan of merger was submitted to the sole shareholder of Terra Merger Subsidiary, Inc. by the board of directors in accordance with the provision of the Utah Revised Business
Corporation Act, and the total number of undisputed votes cast for the plan was one. This number was sufficient for approval.

     The undersigned declares that the facts herein stated are true as of May 10, 1996.


                         TERRA MERGER SUBSIDIARY, INC.

                          /s/  Wayne Hanson
                         BY: Wayne Hanson, President









                         LETTER OF INTENT

          I
     This 10th day of April , 1996, Terra Systems, Inc., a Utah corporation ("Terra") and XULLUX, Inc., a Utah corporation ("XUL") hereby express their intent to carry out the transaction described herein. This Letter of Intent serves to outline the principal terms of a proposed reorganization by Terra and XUL. This proposal is conditioned upon a completion of an investigation of the feasibility of the businesses to be reorganized and the negotiation and execution of a definitive agreement.

     1. Reorganization. Terra and XUL will enter into a plan and agreement of reorganization (the "Agreement"). Both parties will decide during the due diligence process which reorganization format will be the best structure for this transaction. The transaction (the "Reorganization")will be structured to qualify as a tax free reorganization under the provisions of 368(a) of the Internal Revenue Code of 1986. Following closing of the Reorganization the surviving business will change its name to better reflect its business.

     2. Exchange Ratio. Pursuant to the Agreement the shareholders of Terra will be issued a number of shares equal to approximately ninety-four percent (94%) of the issued and outstanding shares of XUL and the existing shareholders of XUL will own approximately six percent (6%) of the issued and outstanding shares of XUL. Dal Bagley will return for cancellation 4,000,000 shares of XUL common stock registered in his name.

     3. Restricted Shares. All shares issued to shareholders of Terra in connection with the Reorganization will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933 and will be restricted. Such shares will bear a restrictive legend and available for transfer only upon compliance with applicable law.

     4. Further Documentation. As soon as practicable, Terra and XUL shall cause to be prepared the Agreement pursuant to which parties shall enter into a binding contract with the intent expressed in this Letter of Intent and to set forth such other representations, warranties, covenants and agreements as may be agreed upon by all parties.

     5. Shareholders Meetings. A meeting of the shareholders of Terra shall be held to approval and adopt a plan of reorganization. XUL represents that it is not required and does not intend to seek the approval of shareholders.

     6. Access to Information. From the date of this Letter of Intent to the date of execution of the Agreement and to the date of closing of such Agreement, XUL and Terra shall during normal business hours, allow access by each other to books, records, properties, management, auditors and such other information as may be pertinent to the corporation requesting such information. Each party will cooperate fully with all due diligence investigations performed by the other party. Subject to the necessity of performing adequate due diligence, the parties will endeavor to interrupt the day-to-day business of each other only to the extent reasonably necessary to obtain necessary information.

    7. Anticipated Conditions. In addition to approval of the Reorganization by Terra's shareholders and XUL's board of directors, it is anticipated that the Reorganization will be subject to the following conditions:

          (a) The Reorganization shall be documented in a manner acceptable to each party and its counsel. Officers of XUL and Terra will sign and deliver certificates warranting the representations set out in the definitive Reorganization Agreement. The certificate from the officers of XUL will be as to best knowledge except for the period February 17, 1995 to the current date for which period the certificate shall be unqualified.

          (b) Any required waivers or consent from lenders, secured parties or other third parties shall have been obtained.

         (c) There shall have been no material adverse change in any party's business or financial condition and each party's business shall have continued to have been conducted in its ordinary course, and neither party will enter into or consent to any extraordinary transactions or issue securities without the other party's written consent.

         (d) Each party shall have been afforded an opportunity to make a reasonable investigation of each other party's business and financial condition and the results of such investigation shall be acceptable to each party.

    8. Expense of Merger. Each party hereto shall pay all of its costs associated with the Reorganization and other matters discussed herein unless such costs are expressly assumed by the other party in writing.

    9. Public Announcement. After execution of this Letter of Intent, the parties may issue public announcements disclosing the terms of this Letter of Intent and the transaction contemplated by this Letter of Intent. The public announcements shall be approved by both Terra and XUL prior to its issuance.

    10. Absence of Contract. Except as to paragraphs 8 and 9, it is understood that this letter is not a contract and merely represents the parties understanding with respect to the proposed Reorganization of XUL and Terra, is not binding on either party, does not contain all matters upon which agreement must be reached in order for the Reorganization to be consummated and creates no right in favor of either party. A binding commitment with respect to the Reorganization will result only from the execution of a definitive agreement, subject to the conditions expressed therein. No person, firm, or corporation, whether a party to this Letter of Intent or otherwise, may take any action or refrain from taking action to its or their detriment in reliance upon this instrument.


IN WITNESS WHEREOF, the parties hereto have executed or caused this Letter of Intent to be executed on the day and year first above written.

                                   TERRA:

                                   Terra Systems, Inc., a Utah
                                   corporation


                                    /s/  Wayne Hanson
                                   By : Wayne Hanson, President

                                   XUL :

                                   XULLUX, Inc., a Utah corporation

                                    /s/ Ray Lutz
                                   By: Ray Lutz, President







                     UNANIMOUS CONSENT OF THE

                       BOARD OF DIRECTORS OF

                   TERRA MERGER SUBSIDIARY, INC.

     The undersigned, being all of the directors of Terra Merger Subsidiary, Inc., do hereby unanimously adopt the following resolution:

          RESOLVED, that the Company shall recommend to its shareholder that the Company execute, deliver and perform the Merger Agreement Among Xullux, Inc., Terra Merger Subsidiary, Inc. and Terra Systems, Inc.: and

          FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to execute all documents and take all actions necessary to accomplish the foregoing.

DATED this 8th   day of May, 1996.



                                    /s/ Wayne G. Hanson
                                   By: Wayne G. Hanson, President










                     UNANIMOUS CONSENT OF THE

                          SHAREHOLDERS OF

                        TERRA SYSTEMS, INC.


     The  undersigned,  being  all of  the  shareholders  of  Terra
Systems,   Inc.,   do  hereby  unanimously  adopt   the   following
resolutions:

          RESOLVED,  that  the  attached  Merger  Agreement   among
     Xullux, Inc., Terra Merger Subsidiary, Inc. and Terra Systems, Inc. is hereby approved.

          This resolution may be executed in multiple counterparts which when combined to contain the signatures of all the shareholders shall constitute the approved action of the shareholders.

     DATED this 1st day of May, 1996.




                                               ____/s/_____________
                                                Leonard Kent Harmon


                                               ___/s/______________
                                                     Glade Stringer


                                               ___/s/______________
                                                    Wayne G. Ranson


                                               __/s/_______________
                                                       Leonard Howe


                                               ___/s/______________
                                                  Valgene Blackburn


                                               ___/s/______________
                                                    Howard H. Hucks


                                               ___/s/______________
                                                    Alan Summerhays


                                               ___/s/______________
                                                    Clayton Timothy


                                               ___/s/______________
                                                        Dale Snyder











                       BOARD OF DIRECTORS OF

                   TERRA MERGER SUBSIDIARY, INC.

     The undersigned, being all of the directors of Terra Merger Subsidiary, Inc., do hereby unanimously adopt the following resolution:

          RESOLVED, that the Company shall recommend to its shareholder that the Company execute, deliver and perform the Merger Agreement Among Xullux, Inc., Terra Merger Subsidiary, Inc. and Terra Systems, Inc.: and

          FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to execute all documents and take all actions necessary to accomplish the foregoing.

DATED this 1st   day of May, 1996.



                                               _/s/________________
                                                        Kent Harmon


                                               ___/s/______________
                                                     Glade Stringer


                                               ___/s/______________
                                                    Wayne G. Ranson

 .





                         TABLE OF CONTENTS

                                                                    Page

MERGER AGREEMENT ...............................                       1
    1.    Definitions ................................                 1
    2.    Basic Transaction.............................               3
          (a)  The Merger .............................                3
          (b)  The Closing..........................                   3
          (c)  Actions at the Closing......................            3
          (d)  Effect of Merger.........................               3
               (i)  General...........................                 3
               (ii  Articles of Incorporation..................        3
               )
               (ii  Bylaws...........................                  4
               i)
               (iv  Directors and Officers...................          4
               )
               (v)  Conversion of Terra Shares..................       4
               (vi  Cancellation of Shares....................         4
               )
          (e)  Closing of Transfer Records.....................        4
    3.    Representations and Warranties of Xul...................     4
          (a)  Organization, Qualification, and Corporate              4
               Power...........
          (b)  Capitalization..........................                4
          (c)  Authorization of Transaction....................        5
          (d)  Noncontravention..........................              5
          (e)  Securities Filings........................              5
          (f)  Financial Statements........................            5
          (g)  Events Subsequent to Most Recent Fiscal Quarter         5
               End..........
          (h)  Undisclosed Liabilities.......................          5
          (i)  Brokers' Fees...........................                5
          (j)  Disclosure............................                  5
    4.    Representations and Warranties of                            6
          Terra....................
          (a)  Organization, Qualification, and Corporate              6
               Power.............
          (b)  Capitalization..........................                7
          (c)  Authorization of Transaction....................        7
          (d)  Noncontravention..........................              7
          (e)  Events Subsequent to Most Recent Fiscal Quarter         7
               End..........
          (f)  Undisclosed Liabilities.......................          7
          (g)  Brokers' Fees...........................                8
          (h)  Disclosure............................                  8
    5.    Covenants...............................                     8
          (a)  General..............................                   8
          (b)  Notices and Consents.......................             8
          (c)  Regulatory Matters and Approvals.................       8
               (i)  Utah Revised Corporation Act..................     8
          (d)  Operation of Business......................             8


          (e)  Full Access...........................                  9
          (f)  Notice of Developments.....................             9
    6.    Conditions to Obligation to Close.....................       9
          (a)  Conditions to Obligation of Xul and the Merger          9
               Subsidiary........
          (b)  Conditions to Obligation of                            10
               Terra...................
    7.    Termination.............................                    11
          (a)  Termination of Agreement.....................          11
          (b)  Effect of Termination.......................           12
    8.    Miscellaneous............................                   12
          (a)  Survival.............................                  12
          (b)  Press Releases and Public                              12
               Announcements................
          (c)  No Third-Party Beneficiaries....................       13
          (d)  Entire Agreement..........................             13
          (e)  Succession and Assignment......................        13
          (f)  Counterparts............................               13
          (g)  Headings...........................                    13
          (h)  Notices.............................                   13
          (i)  Governing Law..........................                14
          (j)  Amendments and Waivers.....................            14
          (k)  Severability..........................                 14
          (1)  Expenses...........................                    14
          (m)  Construction...........................                14
          (n)  Incorporation of Exhibits and                          15
               Schedules.................

LIST OF EXHIBITS................................                      16

    A.    Articles of Merger.
    B.    Amended Articles of Incorporation of Xullux, Inc.
    C.    Amendment to the Bylaws of Xullux, Inc.
    D. A true and correct list of the shareholders of Xullux, Inc.
    E.    A true and correct list of the shareholders of Terra.




                         MERGER AGREEMENT


     Agreement entered into on May 1,1996, by and among Xullux, Inc, a Utah corporation ("Xul"), Terra Merger Subsidiary, a Utah corporation which is a wholly-owned Subsidiary of Xul (the "Merger Subsidiary"), and Terra Systems, Inc. aUtahcorporation ("Terra"). Xul, the Merger Subsidiary, and Terra are referred tocollectivelyherein as the "Parties."

     This  Agreement  contemplates  a  transaction   in
which Xul will acquire all of the outstanding capital stock of Terra in exchange for shares of Xul through a reverse subsidiary merger of Terra with and into the Merger Subsidiary.

     Now,  therefore, in consideration of the  premises
and   the   mutual  promises  herein   made,   and   in
consideration  of the representations, warranties,  and
covenants  herein  contained,  the  Parties  agree   as
follows.

     1  Definitions.
     .

     "Articles of Merger" has the meaning set forth in 2(c) below.

     "Closing" has the meaning set forth in  2(b) below.

     "Closing Date" has the meaning set forth in  2(b) below.

     "Confidential Information " means any information concerning the businesses and affairs of Terra that is not already generally available to the public.

     "Disclosure Schedule" has the meaning set forth in  3
     and 4 below.

     "Effective Time" has the meaning set forth in 2(d)(i) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Knowledge" means actual knowledge.

     "Merger" has the meaning set forth in  2(a) below.

     "Merger Subsidiary " has the meaning set forth in the preface above.

     "Most Recent Fiscal Quarter End" means December 31,
     1995.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice
      (including with respect to quantity and frequency).

      "Party" has the meaning set forth in the preface above.

      "Person " means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Public Report" has the meaning set forth in 3(e) below.

      "Requisite Stockholder Approval" means the affirmative vote of the holders of a majority of Terra Shares in favor of this Agreement and the Merger.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange
      Act of 1934, as amended.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens,
      (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Special Meeting" has the meaning set forth in 5(c)(i) below.

      "Subsidiary " means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Surviving Corporation" has the meaning set forth in 2(a) below.

      "Terra" has the meaning set forth in the preface above.

      "Terra Share" means any share of the Common Stock, $0.001 par value per share of Terra.

      "Terra Stockholder" means any Person who or which holds any Terra Shares.

      "Xul" has the meaning set forth in the preface above.

      "Xul Shares" means any share of the Common Stock, $.001 par value per share, of Xul.

      2.      Basic Transaction.

      (a) The Merger.   On and subject to the terms
      and conditions of this Agreement, Terra will merge with and into the Merger Subsidiary (the
      "Merger") at the Effective Time.
      The Merger Subsidiary shall be the corporation surviving the Merger (the "Surviving Corporation").

      (b) The Closing.   The closing of the transactions
      contemplated by this Agreement (the "Closing") shall take place at the offices of Hunter & Brown, One Utah Center,201 South Main Street, Suite 1300,
      Salt Lake City, Utah, 84111, commencing at 9:00 a.m.
      local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no earlier than May 1, 1996.

      (c) Actions at the Closing.   At the Closing, (i)
      Terra will deliver to Xul and the Merger Subsidiary the various certificates, instruments, and documents referred to in 6(a) below, (ii) Xul and the Merger Subsidiary will deliver to Terra the various certificates, instruments, and documents referred to in 6(b) below, (iii) Terra and the Merger Subsidiary will file with the Division of Corporations and Commercial Code of the State of Utah Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger"), and (iv) Xul will deliver to Terra shares of Xul common stock in the manner provided below in this 2.

      (d) Effect of Merger.

          (i) General. The Merger shall become
      effective at the time (the "Effective Time") Terra and the Merger Subsidiary file the Articles of Merger with the Division of Corporations and Commercial Code of the state of Utah.
      The Merger shall have the effect set forth in the Utah Revised Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Terra or the Merger Subsidiary in order to carry out and effectuate transactions contemplated by this Agreement.

          (ii) Articles of Incorporation. The Articles of Incorporation of Xul shall be amended and restated in the manner set out in Exhibit B including a change of name to Terra Systems, Inc.

          (iii) Bylaws. The Bylaws of Xul shall be amended and restated at and as of the Effective Time in the manner set out in Exhibit C.

          (iv) Directors and Officers. The directors and officers of Terra shall become the directors and officers of Xul at and as of the Effective Time (retaining their respective positions and terms of office).

        (v) Conversion of Terra Shares. At and as of the Effective Time, each Terra Share shall be converted into one share of Xul common stock, par value $0.001. No Terra
     Share  shall  be  deemed  to   be outstanding  or  to  have
     any rights other than those set forth above in this 2(d)(v) after the Effective Time.

        (vi) Cancellation of Shares. At the Closing, Edward Dallin Bagley ("Bagley") shall in consideration of $1 return to Xul, for cancellation, certificates registered in his name representing 4,000,000 shares of Xul's common stock.


     (e) Closing of Transfer Records. After close of business on the Closing Date, transfers of Terra Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     3. Representations and Warranties of Xul. Xul represents and warrants to Terra and its shareholders that the statements contained in this 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be delivered by Xul no later than seven days prior to the Closing Date and will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this 3.

     (a) Organization, Qualification, and Corporate Power. Xul and the Merger Subsidiary are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Xul is duly authorized to cop-duct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of Xul taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Xul has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) Capitalization. The entire authorized capital stock of Xul consists of 50,000,000 shares of common stock, par value $0.001, of which 6,960,000 shares are issued and outstanding. All of the issued and outstanding Xul Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or oilier contracts or commitments that could require Xul to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Xul. Attached as Exhibit D is a true and correct list of the shareholders of Xul.


     (c) Authorization of Transaction. Xul has full power and authority (including fall corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Xul, enforceable in accordance with its terms and conditions.

     (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Xul is subject or any provision of the charter or bylaws of Xul or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Xul is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets); other than in connection with the provisions of the Utah Revised Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, Xul does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) Securities Filings. Xul has made all filings with the SEC or Utah Securities Division that it has been required to make under the Securities Act, the Securities Exchange Act and the laws of the state of Utah (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act, the Securities Exchange Act and the laws of the state of Utah in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Xul has delivered to Terra a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

     (f) Financial Statements.Xul hereby delivers the following financial statements to Terra:

          Audited  financial statements dated as of and  for  the
          period   ended   September  30,  1995,  and   unaudited
          financial  statements as of and for  the  period  ended
          December 31, 1995.

          Those financial statements (including the related notes and schedules) have been prepared inaccordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Xul as of the indicated dates and the results of operations of Xul for the indicated periods are correct and complete in all respects, and are consistent with the books and records of Xul; provided, however, that the interim statements are subject to normal year-end adjustments.

     (g) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Xul.

     (h) Undisclosed Liabilities. Xul has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and
(ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (i) Brokers' Fees. Xul has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (j) Disclosure. The disclosures Xul has made to Terra regarding Xul do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     4. Representations and Warranties of Terra. Terra represents and warrants to Xul that the statements contained in this 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be delivered by Terra no later than seven days prior to the Closing Date and will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this 4.

     (a) Organization, Qualification, and Corporate Power. Terra is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Terra is duly authorized to conduct business and is in good standing, under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of Terra taken as a whole or on the ability of the Parties to consummate the transactions contemplatedby this Agreement. Terra has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (b) Capitalization.The entire authorized capital stock of Terra consists of 50,000,000 shares of common stock, par value $0.001, of which 48,000,000 shares are issued and outstanding. All of the issued and outstanding Terra Shares have been duly authorized and are validly issued, fully paid, and non assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Terra to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to
Terra.   Attached as Exhibit E is a true and correct list of  the
shareholders of Terra.

     (c) Authorization of Transaction. Terry has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations
hereunder.   This  Agreement constitutes the  valid  and  legally
binding obligation of Terra, enforceable in accordance with its terms and conditions.

     (d)  Noncontravention.  Neither the execution and the delivery of
this   Agreement,  nor  the  consummation  of  the   transactions
contemplated hereby, will (i) violate any constitution, statue, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Terra is subject or any provision of the charter or bylaws of Terra or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Terra is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets); other than in connection with the provisions of the Utah Revised Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, Terra does not need to give any notice to, make any filing with, or obtain any
authorization,  consent,  or  approval  of  any   government   or
governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, results of operations, or future prospects of Terra.

     (f) Undisclosed Liabilities. Terra has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (g) Brokers' Fees. Terra has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (h) Disclosure. The disclosures Terra has made to Xul regarding Terra do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

     5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 6 below).

     (b) Notices and Consents. Each of the Parties will give any notices to third parties, and will use its best efforts to obtain any third party consents, that the other party may request in order to consummate the transactions contemplated hereby.

     (c) Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to above. Without limiting the generality of the foregoing:

          (i) Utah Revised Corporation Act. Terra will call a special meeting of its stockholders (the "Special Meeting") as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Utah Revised Corporation Act.

     (d) Operation of Business. Xul will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

     None of Xul and its Subsidiaries will authorize or effect any change in its charter or bylaws;

          (ii) none of Xul and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding.);

          (iii) none of Xul and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock;

          (iv) none of Xul and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

          (v) none of Xul and its Subsidiaries will impose any Security interest upon any of its assets outside the Ordinary Course of Business;

          (vi) none of Xul and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person; and

          (vii) none of Xul and its Subsidiaries will commit to any of the foregoing.

     (e) Full Access. Each of the Parties hereto will permit representatives of the other Parties to have full access at all reasonable times, and in a manner so as not to interfere with normal business operations, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to them. Each of athe Parties will treat and hold as such any Confidential information it receives from any of athe other Parties in the course of the reviews contemplated by this 5(3), will not use any of the Confidential Information except in connection with this Agreement, and , if this Agreement is terminated for any reason whatsoever agrees to return to the other Parties all tangible embodiments (and all copies) thereof which are in its possession.

     (f) Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in 3 and
  4  above.   No disclosure by any party pursuant to this   5(h),
however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     6.    Conditions to Obligation to Close.

     (a) Conditions to Obligation of Xul and the Merger Subsidiary. The obligation of each of Xul and the Merger Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

       (i) the representations and warranties set forth in 3 above shall be true and correct in all material respects at and as of the Closing Date;

       (ii) Terra shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

       (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Xul to own the capital stock of the Surviving Corporation and its Subsidiaries, or (D) affect adversely the right of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

       (iv) Terra shall have delivered to Xul and the Merger Subsidiary a certificate to the effect that each of the conditions specified above in 6(a)(i)-(v) is satisfied in all respects;

       (v) all actions to be taken by Terra in connection with consummation of the other transactions contemplated hereby and all certificates, opinion, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Xul and the Merger
       Subsidiary; and

       (vi) the President and Secretary of Terra shall each deliver to Xul a certificate which states that to the best of each of their knowledge the representations and warranties of Terra are true and correct.

Xul  and  Merger Subsidiary may waive any condition specified  in
this   6(a) if they execute a writing so stating at or  prior  to the Closing.

     (b)   Conditions to Obligation of Terra  The  obligation  of
Terra to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

       (i) the representations and warranties set forth in 3 above shall be true and correct in all material respects at and as of the Closing Date;

       (ii) each of Xul and the Merger Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

       (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Xul to own the capital stock of the
       Surviving Corporation and to control the Surviving Corporation and its Subsidiaries, or (D) affect adversely the right of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

       (iv)   each  of Xul and the Merger Subsidiary  shall  have
       delivered  to Terra a certificate to the effect that  each
       of  the  conditions specified above in   6(b)(i)-(vii)  is
       satisfied in all respects;

       (v) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

       (vi.) all actions to be taken by Xul and the Merger subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Terra;

       (vii) all directors and officers of Xul shall deliver resignations form office; and

       (viii) the President and Secretary of Xul shall each deliver to Terra a certificate which states that to the best of each of their knowledge the representations and warranties of Xul are true and correct.

Terra  may  waive  any condition specified in this   6(b)  if  it
executes a writing so stating at or prior to the Closing.

     7.   Termination.

     (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below.

     (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

     (ii)  Xul  and  the  Merger Subsidiary  may  terminate  this
     Agreement by giving written notice to Terra at any time prior to the Effective Time (A) in the even Terra has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Xul or the Merger subsidiary has notified Terra of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before 30 days after the date of this Agreement, by reason of the failure of any condition precedent under 6(a) hereof (unless the failure results primarily from Xul or the Merger Subsidiary breaching any representation, warranty, or covenant contained in this Agreement);

     (iii) Terra may terminate this Agreement by giving written notice to Xul and the Merger Subsidiary at any time prior to the Effective time (A) in the event Xul or the Merger Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Terra has notified Xul and the Merger subsidiary of the breach, and the breach has continued without cure for a period of 30 days after the notice of the breach or (B) if the Closing shall not have occurred on or before 30 days after the date of this Agreement,. Be reason of the failure of any condition precedent under 6(b) hereof (unless the failure results primarily from Terra breaching any representation, warranty, or covenant contained in this Agreement);

     (iv) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in
 5(e) above shall survive any such termination.

     8.   Miscellaneous.

     (a)   Survival.   The  representations and  warranties  will
survive the Effective Time for a period of one year.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in 2 above concerning issuance of Xul shares to Terra Stockholders are intended for the benefit of Terra Stockholders.

     (d) Entire Agreement. This Agreement (including the documents incorporated by reference herein) constitutes the entire agreement among the Parties and Supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

     (f)  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original  but
all   of  which  together  will  constitute  one  and  the   same
instrument.

     (g)   Headings.   The  section headings  contained  in  this
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Terra:                   Copy to:

Wayne Hanson
P.O. Box 238
Payson, Utah 84651

If to Xul:                     Copy to:

Mr. E. Dallin Bagley
8 Shadow Wood Lane
Sandy, Utah 84092



If to the Merger Subsidiary:   Copy to:
Mr. E. Dallin Bagley
8 Shadow Wood Lane
Sandy, Utah 84092


     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

 (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject ot the restrictions contained in the Utah Revised Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the term or provision in any other situation or in any other jurisdiction.

(l)   Expenses.  Each of the Parties will bear its own costs  and
expenses   (including  legal  fees  and  expenses)  incurred   in
connection with this Agreement and the transactions contemplated hereby.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

  (n)         Incorporation  of  Exhibits  and  Schedules.    The
  Exhibits  and  Schedules  identified  in  this  Agreement   are
  incorporated herein by reference and made a part hereof.


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.

                                   XULLUX, INC.
                                    /s/_Ray Lutz_________________

                                   By:_Ray Lutz, President________


                                   TERRA MERGER SUBSIDIARY


                                    /s/_Wayn Hanson____________
                                   By: Wayne Hanson, President_


                                   TERRA SYSTEMS, INC.


                                    /s/  Wayn Hanson__
                                   By: Wayn Hanson, President___





                        ARTICLES OF MERGER

                                OF

                 TERRA SYSTEMS, INC. WITH AND INTO

                   TERRA MERGER SUBSIDIARY, INC.



     The undersigned natural person, being at lease eighteen years of age, acting on behalf of a corporation under the Utah
Revised Business Corporation Act, adopts the following Articles of Merger for such corporation:


                             ARTICLE I

     Under the plan and agreement of merger, Terra Systems, Inc., a Utah corporation, will merge with and into Terra Merger Subsidiary, inc., a Utah corporation, which is a wholly-owned subsidiary of Xullux, Inc., a Utah corporation. Terra Merger Subsidiary, Inc. shall be corporation surviving the merger.

     The terms and conditions of the merger are set forth in the attached "Merger Agreement Among Xullux, Inc., Terra Merger
Subsidiary, Inc., and Terra Systems, Inc."


                            ARTICLE II

     The plan of merger was submitted to the sole shareholder of Terra Merger Subsidiary, Inc. by the board of directors in accordance with the provision of the Utah Revised Business Corporation act, and the total number of undisputed votes cast for the plan was one. This number was sufficient for approval.

The undersigned declares that the facts herein stated are true as of May _____, 1996.

                                TERRA MERGER SUBSIDIARY, INC.


                                By:_______________________________
                                Its:______________________________
                                __



                        ARTICLES OF MERGER

                                OF

                 TERRA SYSTEMS, INC. WITH AND INTO

                   TERRA MERGER SUBSIDIARY, INC.



     The undersigned natural person, being at lease eighteen years of age, acting on behalf of a corporation under the Utah
Revised Business Corporation Act, adopts the following Articles of Merger for such corporation:


                             ARTICLE I

     Under the plan and agreement of merger, Terra Systems, Inc., a Utah corporation, will merge with and into Terra Merger Subsidiary, inc., a Utah corporation, which is a wholly-owned subsidiary of Xullux, Inc., a Utah corporation. Terra Merger Subsidiary, Inc. shall be corporation surviving the merger.

     The terms and conditions of the merger are set forth in the attached "Merger Agreement Among Xullux, Inc., Terra Merger
Subsidiary, Inc., and Terra Systems, Inc."


                            ARTICLE II

     The plan of merger was submitted to the sole shareholder of Terra Merger Subsidiary, Inc. by the board of directors in accordance with the provision of the Utah Revised Business Corporation act, and the total number of undisputed votes cast for the plan was one. This number was sufficient for approval.

The undersigned declares that the facts herein stated are true as of May _____, 1996.

                                TERRA SYSTEMS, INC.
                                Fka XULLIX, INC.

                                By:_______________________________
                                Its:______________________________
                                __





                       AMENDED AND RESTATED

                     ARTICLES OF INCORPORATION

                                OF

        TERRA SYSTEMS, INC. FORMERLY KNOWN AS XULLUX, INC.



                             ARTICLE I

     The name of this corporation is Terra Systems, Inc.

                            ARTICLE II

    The purpose for which the Company is organized is to conduct any lawful act, activities, and pursuits for which a corporation may be organized under the Utah Revised Business Corporation Act.
Its duration shall be perpetual.

                            ARTICLE III

     The corporation is authorized to issue one class of shares, to be designated common stock. The total number of shares of common stock that this corporation is authorized to issue is 100,000,000. The common stock shall have a par value of $0.001 per share. The common stock shall have unlimited voting rights as provided in the Utah Revised Business Corporation Act and shall be entitled to receive the net assets of the corporation upon dissolution.

                            ARTICLE IV

     To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

The undersigned declares that the facts herein stated are true as of May _____, 1996.

                                TERRA MERGER SUBSIDIARY, INC.


                                By:_______________________________
                                Its:______________________________
                                __




                      ARTICLES OF RESTATEMENT

     Pursuant to Section 16-10a-1007 of the Utah Revised Business
Corporation Act. The undersigned Corporation adopts the following
Articles of Restatement:

     FIRST:   The Corporation was formerly known as Xullux,  Inc.
The corporation is now known as Terra Systems, Inc.

     SECOND:   The text of the Restated Articles of Incorporation
are attached and incorporated by this reference.

     THIRD:   Restated  Articles  of Incorporation  were  adopted
__________________, 1996.

     FOURTH: The number of shares of Common stock issued and outstanding and entitled to vote on said Restated Articles of Incorporation was __________________ issued and ___________________ outstanding. ___________________ shares were indisputably represented at the Meeting of Shareholders.

     FIFTH:   _____________ shares voted for said  amendment  and
restatement, and___________ shares voted against said amendment and restatement.

     These Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

     Neither any amendment no appeal of this Article IV, nor the adoption of any provision in these Articles of Incorporation inconsistent with this Article IV, shall eliminate or reduce the effect of this Article IV in respect of any matter occurring, or any cause of action, suit, or claim that, but for this Article
IV, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.






                          REVISED BYLAWS
                                OF
                        TERRA SYSTEMS, INC.
                 (FORMERLY KNOWN AS XULLUX, INC.)

     TO BE ADOPTED FOLLOWING THE MERGER OF TERRA SYSTEMS, INC.
            WITH AND INTO TERRA MERGER SUSIDIARY, INC.

                         TABLE OF CONTENTS


                                                             PAGE
ARTICLE I           NAME, REGISTERED OFFICE, AND REGISTERED
                                     AGENT

   1.  Name...............................                     1
   1
   1.  Business Office...........................              1
   2
   1.  Registered Office...........................            1
   3

ARTICLE II  SHAREHOLDERS

   2.  Annual Shareholder Meetings......................       1
   1
   2.  Special Shareholder Meetings......................      2
   2
   2.  Place of Shareholder Meeting....................        2
   3
   2.  Notice of Shareholder Meeting.....................      2
   4
   2.  Fixing of Record Date.........................          4
   5
   2.  Shareholder List.........................               5
   6
   2.  Shareholder Quorum and Voting                           5
   7   Requirements...............
   2.  Increasing Either Quorum or Voting                      6
   8   Requirements.............
   2.  Proxies...............................                  6
   9
   2.  Voting of Shares...........................             7
   10
   2.  Corporation's Acceptance of                             7
   11  Votes....................
   2.  Informal Action by Shareholders....................     8
   12
   2.  Voting For Directors.........................           9
   13
   2.  Shareholder's Right to Inspect Corporate                9
   14  Records............
   2.  Financial Statements shall be Furnished to the
   15
       Shareholders............................               10
   2.  Dissenter's Rights..........................           11
   16

ARTICLE III BOARD OF DIRECTORS

   3.  General Powers...........................              11
   1
   3.  Number, Tenure, and Qualifications of                  11
   2   Directors.............
   3.  Regular Meetings of the Board of                       12
   3   Directors................





   3.  Special Meetings...........................            12
   4
   3.  Notice of, and waiver of Notice for, Special           12
   5   Director Meetings..........................
   3.  Director Quorum.........................               13
   6
   3.  Directors, Manner of Acting........................    13
   7
   3.  Establishing a "Supermajority " Quorum or Voting
   8
       Requirement for the Board of                           14
       Directors..................
   3.  Director Action Without a                              14
   9   Meeting...................
   3.  Removal of Directors..........................         15
   10
   3.  Board of Director Vacancies........................    15
   11
   3.  Director Compensation..........................        15
   12
   3.  Director Committees..........................          16
   13
   3.  Chairman............................                   17
   14

ARTICLE IV OFFICERS

   4.  Number of Officers..........................           17
   1
   4.  Appointment and Term of Office....................     17
   2
   4.  Removal of Officers.........................           17
   3
   4.  President..............................                18
   4
   4.  The Vice-Presidents.........................           18
   5
   4.  The Secretary.............................             18
   6
   4.  The Treasurer.............................             19
   7
   4.  Assistant Secretaries and Assistant                    19
   8   Treasurers.................
   4.  Salaries..............................                 20
   9
   4.  Other Officers............................             20
   10
   4.  Surety Bonds..............................             20
   11

ARTICLE V    INDEMNIFICATION OF DIRECTORS, OFFICERS,
             AGENTS, AND EMPLOYEES

   5.  Indemnification of Directors.......................    20
   1
   5.  Advance Expenses for Directors....................     21
   2
   5.  Indemnification of Officers, Agents and
   3
       Employees Who Are Not Directors...................     22

ARTICLE V1   CERTIFICATES FOR SHARES AND THEIR TRANSFER

   6.  Certificates for Shares.........................       22
   1
   6.  Shares Without Certificates.......................     23
   2
   6.  Registration of the Transfer of                        23
   3   Shares...................
   6.  Restriction on Transfer of Shares                      23
   4   Permitted.................







   6.  Acquisition of Shares.........................         24
   5
   6.  Lost or Destroyed Certificates.....................    25
   6

ARTICLE VII    DISTRIBUTIONS

   7.  Distributions............................              25
   1

ARTICLE VIII   CORPORATE SEAL

   8.  Corporate Seal............................             25
   1

ARTICLE IX     CONTRACTS, LOANS, CHECKS AND DEPOSITS

   9.  Contracts..............................                25
   1
   9.  Loans.................................                 26
   2
   9.  Deposits...............................                26
   3
   9.  Checks and Drafts............................          26
   4
   9.  Bonds and Debentures........................           26
   5

ARTICLE X      EMERGENCY BYLAWS

   10  Emergency Bylaws..........................             26
   .1

ARTICLE XI     AMENDMENTS

   11  Amendments............................                 27
   .1

ARTICLE XII    EXEMPTION FROM CONTROL SHARES ACQUISITION      28
               ACT



                         REVISED BYLAWS OF
                        TERRA SYSTEMS, INC.


                             ARTICLE I
                NAME, OFFICES AND REGISTERED AGENT

     1.1  Name.

          The name of this corporation is Terra Systems, Inc.

     1.2  Business Office.

          The principal office of the corporation shall be located at any place either within or outside the State of Utah as designated in the company's most recent document on file with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Division") providing information regarding the principal office of the corporation. The corporation may have such other offices, either within or without the State of Utah as the board of directors may designate or as the business of the corporation may require from time to time. The corporation shall maintain at its principal office a copy of certain records, as specified in 2.14 of Article II of these bylaws.

     1.3  Registered Office.

          The  registered office of the corporation, required  by
     Section  501  of  the Utah Revised Business Corporation  Act
     (the "Act") shall be located within Utah. The address of the registered office may be changed from time to time.

                            ARTICLE II
                           SHAREHOLDERS

     2.1  Annual Shareholder Meeting.

          The annual meeting of the shareholders shall be held on the 1st day of May, in each year, beginning with the year 1997, at the hour of 10:00 o'clock a.m., or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah, such meeting shall be held on the next succeeding business day.

          If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

          Failure to hold an annual meeting shall not work a forfeiture or dissolution of the corporation.

     2.2  Special Shareholder Meetings.

          Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the president, or by the board of directors and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.

     2.3  Place of Shareholder Meeting.

          The board of directors may designate any place for any annual or special meeting of the shareholders, unless a majority of the shareholders entitled to vote at the meeting agree by written consents (which may be in the form of waiver of notice or otherwise) to another location, which may be either within or without the State of Utah. If no designation is made, the place of meeting shall be the principal office of the corporation.

     2.4  Notice of Shareholder Meeting.

         (a) Required notice.

               Written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the board of directors, or other persons calling the meeting, to each shareholder of record, entitled by the Act or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of:

               (1) When deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid;

               (2) On the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee;

               (3)  When received; or

               (4) Five days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

         (b)  Adjourned Meeting.

               If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the-new date, time and place, if the new date, time and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is, or must be fixed then notice must be given pursuant to the requirements of paragraph (a) of this 2.4, to those persons who are shareholders as of the new record date.

         (c)  Waiver of Notice.

              The  shareholder may waive notice  of  the  meeting
         (or any notice required by the Act, articles of incorporation, or bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

         A shareholders's attendance at a meeting:

          (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

          (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

          (d)  Contents of Notice.

               The notice of each special shareholder meeting shall include a description of the purposes for which the meeting is called. Except as provided in this 2-4(d), or as provided in the corporation's articles, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

               If a purpose of any shareholder meeting is to consider either:

                  (1)    A proposed amendment to the articles  of
                    incorporation   (including    any    restated
                    articles requiring shareholder approval);

                  (2)   A plan of merger or share exchange;

                  (3)     The  sale,  lease,  exchange  or  other
                    disposition of all, or substantially all of the corporation's property;

                  (4)   The dissolution of the corporation; or

                  (5)    The  removal of a director,  the  notice
                    must   so   state   and  be  accompanied   by
                    respectively a copy or summary of the:

                         (1)  Articles of amendment;
                         (2)   Plan  of merger or share exchange;
                    and
                         (3)  Transaction for disposition of  all
                              the corporation's property.

          If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are, or may be entitled to assert dissenters' rights, and must be accompanied by a copy of Part 13 of the Act. If the corporation issues, or authorizes the issuance of shares for promissory notes of for promises to render services in the future, the corporation shall report in writing to all the shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next shareholder meeting. Likewise, if the corporation indemnifies or advances expenses to a director, this shall be reported to all the shareholders with or before notice of the next shareholder's meeting.

     2.5   Fixing of Record Date.

          For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

          (a) With respect to an annual shareholder meeting or any special shareholder meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, the day before the first notice is delivered to shareholders;

          (b) With respect to a special shareholder's meeting demanded by the shareholders, the date the first shareholder signs the demand;

          (c) With respect to the payment of a share dividend, the date the board authorizes the share dividend;

          (d) With respect to actions taken in writing without a meeting (pursuant to Article II, 2.12), the date the first shareholder signs a consent;

          (e)  And   with   respect   to   a   distribution    to
               shareholders,   (other  than   one   involving   a
               repurchase or reacquisition of shares), the date the board authorizes the distribution.

          When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     2.6  Shareholder List.

          The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists, see Article II, 2.6) and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting.
     The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of 2.13 of this Article II, to copy the list during regular business hours and at his expense, during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

     2.7  Shareholder Quorum and Voting Requirements.


          If the articles of incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, a bylaw or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. If the articles of incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

          Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw or the Act require a greater number of affirmative votes.

     2.8  Increasing Either Quorum or Voting Requirements.

          For purposes of this 2.8 a "supermajority" quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

          The shareholders, but only if specifically authorized to do so by the articles of incorporation, may adopt, amend, or delete a bylaw which fixes a "supermajority" quorum or "supermajority" voting requirement.

          The adoption or amendment of a bylaw that adds, changes, or deletes a "supermajority" quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

          A bylaw that fixes a supermajority quorum or voting requirement for shareholders may not be adopted, amended, or repealed by the board of directors.

     2.9  Proxies.

          At all meetings of shareholders, a shareholder may vote in person, or vote by proxy which is executed in writing, by the shareholder or which is executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

     2.10 Voting of Shares.

          Unless   otherwise  provided  in  the  articles,   each
     outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

          Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.
          Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

     2.11 Corporation's Acceptance of Votes.

          (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholders.

          (b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

               (1) The shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

               (2) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

               (3) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

               (4)  The  name  signed purports to be  that  of  a
                    pledgee,      beneficial      owner,       or
                    attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

               (5) Two or more persons are the shareholder as co-tenants or fiduciaries and the named signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

          (c)  The  corporation  is entitled to  reject  a  vote,
               consent, waiver or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting, in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

          (d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

          (e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

     2.12  Informal Action by Shareholders.

          Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having no less than the minimum number of votes that would be necessary to authorize or take the action and are entitled to vote with respect to the subject matter thereof and are delivered to the corporation for inclusion in the minute book. If the act to be taken requires that notice be given to non-voting shareholders, the corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

     2.13 Voting for Directors.

          Unless   otherwise   provided  in   the   articles   of
     incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.


     2.14 Shareholder's Right to Inspect Corporate Records.

          (a) Minutes and Accounting Records. The corporation shall keep as permanent records minutes of all meetings of its shareholders or board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

          (b) Absolute Inspection Rights of Records Required at Principal Office. If he gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, a shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours any of the following records, all of which the corporation is required to keep at its principal office:

               (1)  Its   articles   or  restated   articles   of
                    incorporation and all amendments to them currently in effect;

               (2)  Its   bylaws  or  restated  bylaws  and   all
                    amendments to them currently in effect;

               (3) Resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

               (4)  The  minutes  of all shareholders'  meetings,
                    and   records   of   all  action   taken   by
                    shareholders without a meeting, for the past three years;

               (5) All written communications to shareholders generally within the past three years, including the financial statement furnished for the past three years to the shareholders.

               (6) A list of the names and business addresses of its current directors and officers; and

               (7) Its  most recent annual report delivered  to
                   the Secretary of State.

          (c) Conditional Inspection Right. In addition, if he gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which he wishes to inspect and copy, he describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose, a shareholder of a corporation (or his agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

               (1) Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under paragraph (a) of this 2.13;

               (2)  Accounting records of the corporation; and

               (3)  The  record  of  shareholders  (compiled   no
                    earlier than the date of the shareholder's demand).

          (d) Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material, for
               copies   of   any   documents  provided   to   the
               shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

          (e)  Shareholder   Includes  Beneficial   Owner.    For
               purposes of this 2.14, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

     2.15 Financial Statements Shall be Furnished to the
     Shareholders.

          (a) The corporation shall furnish its shareholders annual financial statements, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders also must be prepared on that basis.

          (b) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

               (1) Stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

               (2)  Describing   any  respects   in   which   the
                    statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

          (c) A corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail him the latest financial statements.

     2.16 Dissenter's Rights.

           Each shareholder shall have the right to dissent from and obtain payment for his shares when so authorized by the Act, articles of incorporation, these bylaws, or in a resolution of the board of directors.

                            ARTICLE III
                        BOARD OF DIRECTORS

     3.1  General Powers.

           Unless the articles of incorporation have dispensed with or limited the authority of the board of directors by describing who will perform some or all of the duties of a board of directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the board of directors.

     3.2  Number, Tenure, and Qualifications of Directors.

           Unless otherwise provided in the articles of incorporation, the number of directors of the corporation shall be not less than three (3) nor more than seven (7) until this bylaw is amended, the number of directors shall be five (5). Each director shall hold office until the next annual meeting of shareholders or until removed. However, if his term expires, he shall continue to serve with his successor shall have been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the State of Utah or shareholders of the corporation unless so required by the articles of incorporation.

     3.3  Regular Meetings of the Board of Directors.

           A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. (If so permitted by 3.7, any such regular meeting may be held by telephone.)

     3.4  Special Meetings of the Board of Directors.

           Special meetings of the board of directors may be called by or at the request of the president or any one director. The person authorized to call special meetings of the board of directors may fix any place, only within the county where this corporation has its principal office as the place for holding any special meeting of the board of directors, or if permitted by 3.7, such meeting may be held by telephone.

     3.5  Notice of, and Waiver of Notice for, Special Director
     Meetings.

            Unless the articles of incorporation provide for a longer or shorter period, notice of any special director meeting shall be given at least two days previously thereto either orally or in writing. If mailed, notice of any director meeting shall be deemed to be effective at the earlier of:

          (1)  When received;

          (2) Five days after deposited in the United States mail, addressed to the director's business office, with postage thereon prepaid; or

          (3)  The  date shown on the return receipt if  sent  by
               registered  or  certified  mail,  return   receipt
               requested, and the receipt is signed by or on behalf of the director

          Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.6  Director Quorum.

          If bylaw 3.2 establishes a fixed board size, a majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles require a greater number.

          If bylaw 3.2 permits a variable-range size board (a board size set by resolution within a given range), a majority of the number of directors prescribed by resolution, (or if no number is prescribed the number in office immediately before the meeting begins) shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles require a greater number.

          Any amendment to this quorum requirement is subject to the provisions of 3.8 of this Article III.

     3.7  Directors, Manner of Acting.

          The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage. Any amendment which changes the number of directors needed to take action, is subject to the provisions of 3.8 of this
     Article III.

          Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct of the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:

          (1) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; or

          (2) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

          (3) He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

          The right of dissent or abstention is not available to a director who votes in favor of the action taken.

    3.8  Establishing a "Supermajority" Quorum or Voting
          Requirement for the Board of Directors.

          For purposes of this 3.8, a "supermajority" quorum is a requirement that more than a majority of the directors in office constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

          A   bylaw   that  fixes  a  supermajority   quorum   or
     supermajority voting requirement may be amended or repealed:

          (1) If originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders).

          (2) If originally adopted by the board of directors, either by the shareholders or by the board of directors.

          A bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the board of directors may provide that it may be amended or repealed only by a specified voce of either the shareholders or the board of directors.

       Subject to the provisions of the preceding paragraph, action by the board of directors to adopt, amend, or repeal a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

     3.9  Director Action Without a Meeting.

          Unless the articles of incorporation provide otherwise, any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors take the action, each one signs a written consent describing the action taken, and the consents are filed with the records of the corporation. Action taken by consents is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

     3.10 Removal of Directors.

          The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the articles provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is not authorized, a director may be removed only if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

     3.11 Board of Director Vacancies.

          Unless   the   articles   of   incorporation   provided
     otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

     (1)  The shareholders may fill the vacancy;

     (2)  The board of directors may fill the vacancy; or

     (3) If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

          If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

           A  vacancy  that will occur at a specific  later  date
     (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

          The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. However, if his term expires, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

     3.12 Director Compensation.

          Unless otherwise provided in the articles, by resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefore.

     3.13 Director Committees.

          (a) Creation of Committees. Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

          (b) Selection of Members. The creation of a committee and appointment of members to it must be approved by the greater of:

               (1) A majority of all the directors in office when the action is taken; or

               (2) The number of directors required by the articles of incorporation to take such action, (or if not specified in the articles the numbers required by 3.7 of this Article III to take action).

          (c)  Required  Procedures.  3.4,  3.5,  3.6,  3.7,  3.8
               and 3.9 of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

          (d) Authority. Unless limited by the articles of incorporation, each committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:

               (1)  Authorize distributions;

               (2) Approve or propose to shareholders action that the Utah Revised Business Corporation
                    Act requires be approved by shareholders;

               (3) Fill vacancies on the board of directors or on any of its committees;

               (4) Amend the articles of incorporation pursuant to the authority of directors, to do so granted by Section 10.02 of the Utah Revised
                    Business Corporation Act;

               (5)  Adopt, amend, or repeal bylaws;

               (6) Approve a plan of merger not requiring shareholder approval;

               (7) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

               (8) Authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

     3.14 Chairman.

          The board of directors may elect from its own number a chairman of the board, who shall preside at all meetings of the board of directors, and shall perform such other duties as may be prescribed from time to time by the board of directors.

                            ARTICLE IV
                             OFFICERS

     4.1  Number of Officers.

           The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

     4.2  Appointment and Term of Office.

          The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. (The designation of a specified term grants to the officer no contract rights, and the board can remove the officer at any time prior to the termination of such term). If no term is specified, they shall hold office until they resign, die, or until they are removed in the manner provided in 4.3 of this Article IV.

     4.3  Removal of Officers.

          Any officer or agent may be removed by the board of directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights

     4.4  President.

          The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     4.5  The Vice-Presidents.

          If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice presidency, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.) Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the board of directors; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

     4.6  The Secretary.

          The secretary shall:

          (a)  Keep  the  minutes  of  the  proceedings  of   the
               shareholders and of the board of directors in one or more books provided for that purpose;

          (b) See that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

          (c) Be custodian of the corporate records and of any seal of the corporation and if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;

          (d) When requested or required, authenticate any records of the corporation;

          (e)  Keep a register of the post office address of each
               shareholder  which  shall  be  furnished  to   the
               secretary by such shareholder;

          (f) Sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors;

          (g) Have general charge of the stock transfer books of the corporation; and

          (h) In general perform all duties incident to the office of secretary and such other duties as from time to time rnay be assigned to him by the president or by the board of directors.

     4.7  The Treasurer.

          The treasurer shall:

          (a) Have charge and custody of and be responsible for all funds and securities of the corporation;

          (b) Receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the board of directors; and

          (C) In general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

     4.8  Assistant Secretaries and Assistant Treasurers.

          The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

     4.9  Salaries.

          The salaries of the officers shall be fixed from time to time by the board of directors.

     4.10      Other Officers.

          Other officers may be elected by the board of directors and shall perform such duties and have such powers as may be assigned to them by the board of directors.

     4.11      Surety Bonds.

          If the board of directors shall so require, any officer or agent of the Corporation shall execute to the corporation a bond in such funds and with such surety or sureties as the board of directors may direct.

                             ARTICLE V
          INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS,
                           AND EMPLOYEES

     5.1  Indemnification of Directors.

          Unless otherwise provided in the articles, the corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation, against liability incurred in the proceeding, but only if the corporation has authorized the payment in accordance with Section 906 of the Act and a determination has been made in accordance with the procedures set forth in
     Section 906(2) of the Act that the director met the standards of conduct in paragraph (a), (b) and (c) below.

          (a)    Standard  of  Conduct.   The  individual   shall
     demonstrate that:

               (1)  He conducted himself in good faith; and

               (2)  He reasonably believed:

                    (i) In the case of conduct in his official capacity with the corporation, that his conduct was in its best interests;
                    (ii) In all other cases, that his conduct was
                         at   least  not  opposed  to  its   best
                         interests; and

                    (iii)       In   the  case  of  any  criminal
                         proceeding, he had no reasonable cause to believe his conduct was unlawful.

          (b)  No    Indemnification   Permitted    in    Certain
               Circumstances.    The   corporation   shall    not
               indemnify  a director under this  5.1  of  Article
               V:

                    (i) In connection with a proceeding by or in the right of the corporation which the director was adjudged liable to the corporation; or

                    (ii) In  connection with any other proceeding
                         charging  improper personal  benefit  to
                         him, whether or not involving action  in
                         his  official capacity, in which he  was
                         adjudged   liable  on  the  basis   that
                         personal benefit was improperly received by him.

          (c)  Indemnification  in  Derivative  Actions  Limited.
               Indemnification  permitted  under  this   5.1   of
               Article V in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     5.2  Advance Expenses for Directors.

          If a determination is made, following the procedures of
     Section 906 that the director has met the following requirements; and if an authorization of Payment is made, following the procedures and standards set forth in Section 906 of the Act then unless otherwise provided in the articles of incorporation, the company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

          (1) The director furnishes the corporation a written affirmation of his good faith belief that he has meet the standard of conduct described in 5.1 of this Article V;

          (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference w financial ability to make repayment); and

          (3)  A  determination is made that the facts then known
               to   those  making  the  determination  would  not
               preclude  indemnification  under   5.1   of   this
               Article V or the Act.

     5.3  Indemnification of Officers, Agents and Employees Who
     Are Not Directors.

          Unless otherwise provided in the articles of incorporation, the board of directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to any extent consistent with public policy, as determined by the general or specific action of the board of directors.

                            ARTICLE VI
            CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1  Certificates for Shares.

          (a) Content. Certificates representing shares of the corporation shall at minimum, state on their face the name of the issuing corporation and that it is formed under the laws of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors. Such certificates shall be signed (either manually or by facsimile) by the president or a vice president and by the secretary or an assistant secretary and may be scaled with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.


          (b) Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

          (c) Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock Transfer books of the corporation.

          (d) Transferring Shares. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in Case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     6.2  Shares Without Certificates.

          (a) Issuing Shares Without Certificates. Unless the articles of incorporation provide otherwise, the board of directors may authorize the issue of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

          (b) Information Statement Required. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing at minimum:

               (1) The name of the issuing corporation and that it is organized under the law of this state;

               (2)  The name of the person to whom issued; and

               (3) The number and class of shares and the designation of the series, if any, of the issued shares.


          If the corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, relative rights, preferences, and limitations applicable to each class and the valuation in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series).

     6.3  Registration of the Transfer of Shares.

          Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     6.4  Restrictions on Transfer of Shares Permitted.

          The board of directors (or shareholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

          A restriction on the transfer or registration of transfer of shares may be authorized:

          (1)  To  maintain the corporation's status when  it  is
               dependent  on  the  number  or  identity  of   its
               shareholders;

          (2) To preserve exemptions under federal or state securities law;

          (3) For any other reasonable purpose. A restriction on the transfer or registration of transfer of shares may;

          (4)  Obligate  the  shareholder  first  to  offer   the
               corporation    or   other   persons   (separately,
               consecutively, or simultaneously) an opportunity to acquire the restricted shares;

          (5)  Obligate the corporation or other persons
               (separately, consecutively, or simultaneously) to acquire the restricted shares;

          (6)  Require the corporation, the holders or any  class
               of  its  shares, or another person to approve  the
               transfer   of  the  restricted  shares,   if   the
               requirement is not manifestly unreasonable;

          (7) Prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

          A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by 6.2 of this Article VI with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

     6.5  Acquisition of Shares.

          The corporation may acquire its own shares and unless otherwise provided in the articles of incorporation, the shares so acquired constitute authorized but unissued shares.  If  the  articles  of  incorporation  prohibit  the reissue  of  acquired  shares, the  number  of  unauthorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation, which amendment shall be adopted by the shareholders or the board of directors without shareholder action. The articles of amendment must be delivered to the Secretary of State and must set forth:

          (1)  The name of the corporation;

          (2) The reduction in the number of authorized shares, itemized by class and series; and

          (3) The total number of authorized shares, itemized by class and series, remaining after reduction of the shares.

     6.6  Lost or Destroyed Certificates.

          The board of directors may direct a new certificate to be issued to replace any certificate heretofore issued by the corporation and alleged to have been lost or destroyed if the owner makes an affidavit that the certificate is lost or destroyed. The board of directors may, at its discretion, require the owner of such certificate or has legal representative to give the corporation a bond in such sum and with such sureties as the board of directors may direct to indemnify the corporation and transfers, agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued with declaring any bond.

                            ARTICLE VII
                           DISTRIBUTIONS

     7.1  Distributions.

          The board of directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the corporation's articles of incorporation.

                           ARTICLE VIII
                          CORPORATE SEAL

     8.1  Corporate Seal.

          The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, State of Utah as the state of incorporation, and the words "Corporate Seal."

                            ARTICLE IX
               CONTRACTS, LOANS, CHECKS AND DEPOSIT

     9.1  Contracts.

          The board of directors may authorize any officer(s), or agent(s), to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be either general or confined to specific instances.

     9.2  Loans.

          No loan or advances shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, or transferred as security for the payment of any loan, advance, indebtedness, or liability of the corporation unless and except as authorized by the board of directors. Any such authorization may be either general confined to specific instances.

     9.3  Deposits.

          All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select, or as may be selected by an officer or agent so authorized by the board of directors.

     9.4  Checks and Drafts.

          All notes, drafts, acceptances, checks, endorsements, and evidences of indebtedness of the corporation shall be signed by the president and by the treasurer of the corporation and in such manner as the board of directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be made in such manner as the board of directors from time to time may determine.

     9.5  Bonds and Debentures.

          Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the president or a vice-president and by the treasurer or by the secretary and the seal of the corporation may, but need not, be affixed thereto.

                             ARTICLE X
                         EMERGENCY BYLAWS

     10.1 Emergency Bylaws.

          Unless the articles of incorporation provide otherwise, the following provisions of this Article IX, 9.1 "Emergency Bylaws" shall be effective during an emergency which is defined as when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event. During such emergency:

          (a) Notice of Board Meetings. Any one member of the board of directors or any one of the following officers: president, vice-president, secretary, or treasurer, may call a meeting of the board of directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

          (b) Temporary Directors and Quorum. One or more officers of the corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Article M, 3.6) of the directors are present (including the officers serving as directors) shall constitute a quorum.

          (c)  Actions  Permitted  to be  Taken.   The  board  as
               constituted in paragraph (b), and after notice as set forth in paragraph (a) may:

               (1) Officers' Powers. Prescribe emergency posers to any officer of the corporation;

               (2) Delegation Of Any Power. Delegate to any officer or director, any of the powers of the board of directors;

               (3)  Lines  of  Succession.  Designate  lines   of
                    succession  of  officers and agents,  in  the
                    event   that  any  of  them  are  unable   to
                    discharge their duties;

               (4)  Relocate   Principal   Place   of   Business.
                    Relocate the principal place of business,  or
                    designate    successive    or    simultaneous
                    principal places of business;

               (5) All Other Action. Take any other action, convenient, helpful, or necessary to carry on the business of the corporation.

                            ARTICLE XI
                            AMENDMENTS

     11.1 Amendments.

          The corporation's board of directors may amend or repeal the corporation's bylaws unless:

          (1) The articles of incorporation or the Act reserve this power exclusively to the shareholders in whole or part; or

          (2)  The   shareholders  in  adopting,   amending,   or
               repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

          (3)  The  bylaw either establishes, amends, or deletes,
               a   supermajority  shareholder  quorum  or  voting
               requirement (as defined in 2.7 of Article II).

          Any amendment which changes the voting or quorum requirement for the board must comply with Article III, 3.8, and for the shareholders, must comply with Article II,
      2.8.

          The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

                            ARTICLE XII
           EXEMPTION FROM CONTROL SHARES ACQUISITION ACT

          The provisions of the Control Shares Acquisition Act as
     set  out  in   61-6-1 et. Seq. as amended or any replacement
     Act shall not apply to control share acquisitions of shares of this Corporation.

          I  certify That the foregoing Bylaws of Terra  Systems,
     Inc., a Utah corporation, and that the same remain in effect unchanged to the present date.

          DATED:This 31st day of May, 1996.


                                /s/  Leonard K. Harmon
                               By:  Leonard K. Harmon, Secretary


                SHAREHOLDER REPORT FOR XULLUX, INC.

Total Shares Outstanding:
------------------------
N/A               N/A    CERT   CERT    REGULAR REGU   RESTRI  RESTRI
                                                 LAR    CTED    CTED
ACCOUNTS         SHARE  NUMBE  SHARES   NUMBER  SHAR   NUMBER  SHARES
                   S      R                      ES
                ------  -----  -------  ------  ----   ------  ------
ACTIVE     134   69600   233   6960000    207   3019     26    665800
                   00                            91              9

TOTAL      139           234
---------------------------------------------------------------------
Comprehensive
Shareholder Listing:
-------------------
                 ACCOU  ACCOU  CERTIFI  CERTIF  DATE    DATE    DATE
                   NT     NT    CATE     ICATE
NAME AND ADDRESS SHARE  NUMBE  NUMBER   SHARES  ISSU   STOPPE  RESTRI
                   S      R                      ED      D      CTED
---------------- ----   -----  ------   ------  ----   ------  ------

AACAP
TONIA ACKERMAN
JTTEN
2107 SOUTH 745
EAST
MIDVALE UT         20    729-    SL       20    9/21
84047                   00010  000707            /87
                          0

RENE ACKERMAN &
TONIA ACKERMAN
JTTEN
2107 SOUTH 745
EAST
MIDVALE UT        100    729-    SL       100   3/8/
84047                   00646  001022            89
                          0

DOMINIC JR ALBO
5458 COTTONWOOD
CLUB DRIVE
SALT LAKE CITY    100    729-    SL       100   9/25
UT  84117               03073  000708            /87
                          0

DENNIS ALLEN
12359 SOUTH 800
EAST
DRAPER UT  84020  4667   729-    SL      4667   12/2
                        03293  001065           7/89
                          0

DONALD ALLRED
1716 EAST MINDEN
DRIVE
SALT LAKE CITY     80    729-    SL       80    3/6/
UT  84121               03473  000101            84
                          0

AMERICAN PENSION
SERV
G CHRISTOFFERSON  120    729-    SL       120   3/6/
                        03670  000105            84
                          0

AMERICAN PENSION
SERV
M CHRISTOFFERSON  120    729-    SL       120   3/6/
                        03671  000104            84
                          0

M DARNELL ANDRUS
11800 SOUTH 520
EAST
DRAPER UT  84020   40    729-    SL       40    3/6/
                        04224  000109            84
                          0

EDWARD DALLIN    40000   729-    SL     400000  7/12
BAGLEY             00   07542  001200      0     /95
                          5

EDWARD BRYAN      200    729-    SL       200   3/6/           7/12/9
BAGLEY                  07543  000129            84              5
                          0

BECKY BAILEY
1008 PLATINUM
SANDY UT  84070    30    729-    SL       30    8/10
                        07582  000444            /84
                          0

BETHERS LIVING
TRUST
GLEN J BETHERS
TTEE
1085 NORTH 1100
WEST
PROVO UT  84604    20    729-    SL       20    3/22
                        09233  001023            /89
                          0

SCOTT BLOTTER
225 EAST 600
NORTH
LOGAN UT  84321    20    729-    SL       20    11/2
                        10006  000529           9/84
                          0

LANE BOWEN         80    729-    SL       80    3/6/
                        10384  000115            84
                          0

PAUL BOWEN        100    729-    SL       100   12/1           12/10/
                        10385  000554           0/84             84
                          0

STEPHEN M
BROCKBANK
2017 PHEASANT
CIRCLE
SALT LAKE CITY     80    729-    SL       80    3/6/
UT  84121               10896  000119            94
                          0

BRUCE BROWN       1000   729-    SL      1000   12/1           12/10/
                        11011  000553           0/84             84
                          0

NEWELL K BROWN    100    729-    SL       100   7/22
                        11014  000660            /85
                          0

MARY J BRUNKER
1754 WEST 1300
NORTH #10
SALT LAKE CITY   46000   729-    SL      20000  8/10
UT  84116               11274  001075            /91
                          0
                                 SL      20000  8/10
                               001076            /91
                                 SL      5000   3/4/
                               001086            92
                                 SL       500   3/4/
                               001087            92
                                 SL       500   3/4/
                               001088            92

CORRINE BURTON
1393 EAST 12400
SOUTH
DRAPER UT  84020   40    729-    SL       40    5/22
                        11783  000431            /84
                          0

STEVEN E           80    729-    SL       80    3/6/
BUTTERFIELD             11906  000116            84
                          0

CECIL BYNUM &
MARLEEN BYNUM
9621 NORTH 29TH
STREET
PHOENIX AZ         20    729-    SL       20    4/12
85026                   12143  000409            /84
                          0

JOHN B CAIRO
1890 ALLA PANNA
WAY
SANDY UT  89092    80    729-    SL       80    3/6/
                        12374  000139            84
                          0

PETTY CAMPBELL
720 EAST GABLE
STREET
MIDVALE UT        120    729-    SL       120   3/6/
84047                   12704  000140            84
                          0

RICHARD CARTER
50 MT BETHEL
ROAD
WARREN NJ  07060  3500   729-    SL      3500   6/14           6/14/8
                        13084  000591            /85             5
                          0

CEDE & CO
PO BOX 20
BOWLING GREEN
STATION
NEW YORK NY       110    729-    SL       20    1/31
10274                   13330  000566            /85
                          0
                                 SL       90    2/18
                               000719            /88

C E I B            40    729-    SL       40    3/6/
CHERRINGTON             13873  000167            84
                          0

BRENT CONDELLONE
PO BOX 59
HOUSTON TX         20    729-    SL       20    5/5/
65483                   15306  001024            89
                          0

COLLEEN CONWAY
6027 SOUTH 1280
EAST
SALT LAKE CITY    2000   729-    SL       400   3/6/
UT  84121               15403  000156            84
                          0
                                 SL       400   3/6/
                               000157            84

                                 SL       400   3/6/
                               000158            84

                                 SL       400   3/6/
                               000159            84

                                 SL       400   3/6/
                               000160            84

ANTHONY A
COSTANZA
2230 WEST 13400
SOUTH
RIVERTON UT        40    729-    SL       40    3/6/
84065                   15771  000145            84
                          0

COVEY & COMPANY
INC
115 SOUTH MAIN
STREET
SALT LAKE CITY     76    729-    SL       50    5/17
UT  84111               15820  000430            /85
                          0
                                 SL        6    6/4/
                               000437            84

                                 SL       20    6/4/
                               000438            85

RANDY
DANJONOVICH
1160 EAST 13400
SOUTH
DRAPER UT  84020   20    729-    SL       20    3/3/
                        17266  000690            87
                          0

DILN
WEST 525 SECOND
AVENUE
SPOKANE WA         20    729-    SL       20    12/3
99204                   18550  000531            /84
                          0

LORAN D DIXON
PO BOX 413
DRAPER UT  84020   80    729-    SL       80    3/6/
                        18694  000170            84
                          0

LAREE DUDDING &
DARR DUDDING
JTTEN
9527 EAST
GALVESTON
CHANDLER AZ        30    729-    SL       30    11/2
85224                   19434  001013           1/88
                          0

VERN
FENSTERMAKER &
ANNA V
FENSTERMARKER
1401 LUCK LANE
SALT LAKE CITY    140    729-    SL       140   1/21
UT  84106               27798  000140            /89
                          0

BOYD F
FITZGERALD
483 EAST 12300
SOUTH
DRAPER UT  84020   80    729-    SL       80    7/19
                        28442  000442            /84
                          0

MIKE FITZGERALD
791 CARNATION
DRIVE
SANDY UT  84070   200    729-    SL       200   3/6/
                        28444  000191            84
                          0

FRANK D FOSTER
1581 WEST 3300
SOUTH
WEST VALLEY CITY   80    729-    SL       80    3/6/
UT  84119               28983  000194            84
                          0

MICHAEL J FOSTER
&
NELLY FOSTER
1023 EAST 5205
SOUTH
SALT LAKE CITY     80    729-    SL       80    3/6/
UT  84117               28984  000195            84
                          0

RICHARD FOX &
RAMON FOX JTTEN
3830 CORAL REEF
WWAY
LAS VEGAS NV       10    729-    SL       10    8/20
89110                   29106  000625            /85
                          0

LAWRENCE FULLER
765 EAST
BASELINE
MESA AZ  85204     40    729-    SL       40    10/2
                        29634  000642           9/85
                          0

JAN FULLMER
564 SOUTH 490
WEST
OREM UT  84058    1000   729-    SL      1000   12/1           12/10/
                        29654  000552           0/84             84
                          0

WILLIAM
GERGERDING
2531 CAMPUS
DRIVE
SALT LAKE CITY     80    729-    SL       80    3/6/
UT  84121               30839  000197            84
                          0

R KELLEY GIBBS
5178 PARADISE
DRIVE #100
COSTE MADERA CA  31000   729-    SL      24800  12/1           12/11/
94925                   31096  000684           1/86             86
                          0
                                 SL      6200   12/1           12/11/
                               000685           1/86             86

GERTRUDE GIBSON
11940 SOUTH 1462
WEST
RIVERTON UT        40    729-    SL       40    3/6/
84065                   31123  000231            84
                          0

RICHARD A GIBSON
11940 SOUTH 1462
WEST
RIVERTON UT       640    729-    SL       200   3/6/
84065                   31156  000218            84
                          0
                                 SL       200   3/6/
                               000219            84

                                 SL       200   3/6/
                               000221            84

                                 SL       40    3/6/
                               000230            84

BRUCE GILES
ROUTE BOX 7
MORGAN UT  84050  880    729-    SL       200   3/6/
                        31321  000213            84
                          0
                                 SL       200   3/6/
                               000214            84

                                 SL       200   3/6/
                               000215            84

                                 SL       200   3/6/
                               000216            84

                                 SL       80    3/6/
                               000217            84

STEVEN A
GOODSELL
4014 AURA DRIVE
SALT LAKE CITY    120    729-    SL       120   3/6/
UT  84124               32046  000198            84
                          0

JAY JOHN
GRAINGER
1110 EAST 4800
SOUTH
SALT LAKE CITY     40    729-    SL       40    3/6/
UT  84117               32394  000199            84
                          0

A CORPORATION
416 EAST 2300
SOUTH
DRAPER UT  84020  5000   729-    SL      5000   12/2
                        33030  001066           7/89
                          0

LOUIS A
GUILLAUME &
GERTRUDE
GUILLAUME JTTEN
757 SAN DIEGO
AVENUE
SUNNYVALLE CA     100    729-    SL       100   11/1
94086                   33114  0010112          4/88
                          0

CRAIG F GUNNELL
% 3514 SOUTH
WEST TEMPLE
SALT LAKE CITY     40    729-    SL       40    3/6/
UT  84094               33172  000398            84
                          0

ELNORA S GUNNELL
BOX 728
DRAPER UT  84020   80    729-    SL       80    3/6/
                        33176   00399            84
                          1

RUEL GUNNELL     31600   729-    SL      5000   3/22           3/22/8
                        33176  000001            /84             4
                          0
                                 SL      5000   3/22           3/22/8
                               000002            /84             4

                                 SL      1000   3/22           3/22/8
                               000003            /84             4

                                 SL      9300   10/1
                               001008            /88

                                 SL      9300   10/1
                               001009            /88

                                 SL      2000   1/10
                               001070            /90

RUEL J GUNNELL
BOX 728
DRAPER UT  84020   80    729-    SL       80    3/6/
                        33176  000399            84
                          1

JAMES HABERSTRO    80    729-    SL       80    3/6/
                        33684  000232            84
                          0

CYNTHIA J HARDEN
1906 SIR JAMES
DRIVE
SALT LAKE CITY    1000   729-    SL       500   3/4/
UT 84116                34573  001091            92
                          0
                                 SL       500   3/4/
                               001092            92

BEVERLY P
HARTWELL
556 EAST 11450
SOUTH
DRAPER UT  84020  200    729-    SL       200   3/6/
                        34951  000249            92
                          0

DORR HATCH SR &
NORMA HATCH        40    729-    SL       40    3/6/
                        35023  000672            92
                          0

DAVID HAWK
7273 SNOHOMISH
STREET
BOISE ID  83709    80    729-    SL       80    6/13
                        35103  000592            /85
                          0

MARK HARRON        60    729-    SL       60    6/11
                        35864  000678            /86
                          0

LYNN A HOLT
10041 SOUTH 1700
WEST
SOUTH JORDAN UT    80    729-    SL       80    3/6/
84065                   37164  000245            84
                          0

VICKIE JAMISON    1000   729-    SL      1000   12/1
                        45756  000551           0/84
                          0

DAUNE S JENSEN
AM PLAZA III
#460
47 WEST 200
SOUTH
SALT LAKE CITY    200    729-    SL       200   3/6/
UT  84101               46124  000257            84
                          0

JAY S JESSOP       40    729-    SL       40    3/6/
                        46226  000261            84
                          0

SCOTT JESSOP
8236 SOUTH 100
EAST
SANDY UT  84070   100    729-    SL       100   3/6/
                        46226  000259            84
                          0

DONALD O JEX
10490 SOUTH 10TH
WEST
SOUTH JORDAN UT   800    729-    SL       200   3/6/
84065                   46710  000264            84
                          0
                                 SL       200   3/6/
                               000265            84

                                 SL       200   3/6/
                               000266            84

                                 SL       160   3/21
                               000401            /84

                                 SL       40    3/21
                               000402            /84

JOHNCO
480 EAST 400
SOUTH
SALT LAKE CITY    100    729-    SL       40    11/1
UT  84111               46710  000523           9/84
                          0
                                 SL       40    11/1
                               000524           9/84

                                 SL       20    11/1
                               000528           9/84

CHRIS JOHNSON      18    729-    SL       18    4/8/
                        46752  000577            85
                          0

JOSEPH JOHNSON &
GADRON JOHNSON
4430 SOUTH 4173
WEST
WEST VALLEY CITY   20    729-    SL       20    11/1
UT  84119               46754  001010           1/88
                          0

RONALD J JOHNSON
1829 SEVERN
DRIVE
SALT LAKE CITY     80    729-    SL       80    3/6/
UT  84117               46896  000256            84
                          0

REED H JONES
1331 SOUTH 1425
EAST
BOUNTIFUL UT       80    729-    SL       80    3/6/
84010                   47153  000262            84
                          0

JEFF JUDKINS &
MARY K JUDKINS
JTTEN
3471 SOUTH 3570
EAST
SALT LAKE CITY     30    729-    SL       30    9/9/
UT  84109               47594  000631            85
                          0

GORDON KADOLPH &
SHARON KADOLPH
JTTEN
209 ROBISON
PRESCOTT AZ       100    729-    SL       100   8/24
86301                   48153  000632            /84
                          0

SYED KHADERI
1374 OLD MISSION
ROAD
SANDY UT  84092    20    729-    SL       20    8/24
                        49116  000448            /84
                          0

ORLLO KIDD
STAR ROUTE
DECLO IS  83323    30    729-    SL       30    6/13
                        49165  000594            /85
                          0

GARY A KOLMAN
1027 SOUTH 620
EAST
MURRAY UT  84107   80    729-    SL       80    3/6/
                        50153  000269            84
                          0

KENT V LARSEN      80    729-    SL       80    3/6/
                        51514  000278            84
                          0

TODD LARSEN        80    729-    SL       80    3/6/
                        51516  000277            84
                          0

0                  80    729-    SL       80    3/6/
                        51516  000279            84
                          5


DELINDA LEWIS
646 EAST 1700
SOUTH #5
SALT LAKE CITY     40    729-    SL       40    4/25
UT  84105               52366  001103            /92
                          0

DONALD G LEWIS
3541 SOUTH
IDLEWILD ROAD
SALT LAKE CITY     70    729-    SL       70    4/25
UT  84124               52366  001103            /92
                          0

LOIS J LUTZ
1075 TENTH
AVENUE
SALT LAKE CITY    1000   729-    SL       500   4/25
UT  84103-2824          53744  001101            /92
                          0
                                 SL       500   4/25
                               001102            /92

R A LUTZ
1065 29TH STREET
OGDEN UT  84403-  3820   729-    SL      3820   9/26
0436                    53746  0001097           /89
                          0

RAYMOND LUTZ     25500   729-    SL      50000  8/6/           8/6/88
                   00   53746  001001            88
                          2
                                 SL     500000  10/1           10/1/8
                               001003            /88             8

                                 SL     500000  10/1           10/1/8
                               001004            /88             8

                                 SL     300000  10/1           10/1/8
                               001005            /88             8

                                 SL     500000  12/1           12/10/
                               001016           0/88             88

                                 SL     500000  12/1           12/10/
                               001017           0/88             88

                                 SL     200000  12/1           12/10/
                               001018           0/88             88

SUZANNE LUTZ
375 TENTH AVENUE
SALT LAKE CITY   51000   729-    SL      10000  11/1
UT  84103-2824          53747  001083           6/91
                          0
                                 SL      20000  11/1
                               001084           6/91

                                 SL      20000  11/1
                               001085           6/91

                                 SL       500   3/4/
                               001089            92

                                 SL       500   3/4/
                               001090            92

SUE MATLOCK        18    729-    SL       18    4/8/
                        55046  000576            85
                          0

DONALD F MC      11000   729-    SL      5000   3/22           3/22/8
CORMICK                 55523  000004            /84             4
                          0
                                 SL      5000   3/22           3/22/8
                               000005            /84             4

                                 SL      1000   3/22           3/22/8
                               000006            /84             4
GEORGE MCDONALD
CUST
MICHAEL MCDONALD
UGMA/UT
3656 MACINTOSH
LANE
SALT LAKE CITY    1200   729-    SL       400   3/6/
UT  84121               55754  000384            84
                          0
                                 SL       400   3/6/
                               000385            84

                                 SL       400   3/6/
                               000386            84

JEAN MC DOUGAL     20    729-    SL       20    3/3/
                        55579  000691            87
                          40

MYLER LIVING
TRUST
A TRUST
1966 E JOHN
STONE DRIVE
SANDY UT  84092  15750   729-    SL      3750   12/4
                        59460  000682            /86
                          0
                                 SL      12000  10/1
                               001006            /86

NATIONAL
FINANCIAL
SERVICES
BROADWAY
NEW YORK NY        10    729-    SL       10    10/1
10006                   59830  000453           2/84
                          0

LOUIS G NELSON
P O BOX 301
DRAPER UT  84010   80    729-    SL       80    3/6/
                        60214  000300            84
                          0

LAVERN J NORTH
1303 WEST 5050
SOUTH
SALT LAKE CITY    120    729-    SL       120   3/6/
UT  84123               61204  000298            85
                          0

NOYES & COMPANY
DAVID A
208 SOUTH
LASALLE STREET
CHICAGO IL         20    729-    SL       20    4/16
60604                   61330  000694            /87
                          0

OPCO
OLSEN PAYNE
175 SOUTH WEST
TEMPLE #690
SALT LAKE CITY    200    729-    SL       200   1/19
UT  84101               66080  000686            /87
                          0

OTRA CLEARING
INC
A CORPORATION
116 MARYLAND
STREET #120
GLENDALE CA        20    729-    SL       20    12/6
91206                   67050  001014            /84
                          0

PACIFIC &
COMPANY
P O BOX 7877
SAN FRANSISCO CA   20    729-    SL       20    11/1
94120                   68750  000651           8/85
                          0

SAMUEL J PARK
2794 ST MARYS
WAY
SALT LAKE CITY   15500   729-    SL      15500  5/23           5/23/8
UT  84108               69074  000433            /84             4
                          0

ARMOND PERRI
1351 ANESBURY
CIRCLE
SALT LAKE CITY    120    729-    SL       120   3/6/
UT  84121               69950  000307            84
                          5

ARMOND PERRI &
JEAN PERRI JTTEN
6949 SOUTH 825    200    729-    SL       100   8/16
EAST 84047              69950  001072            /91
                          7
                         729-    SL       100   8/16
                        69950  101072            /91
                          7
JOHN M PERRI
10148 HAYTEBURY
SANDY UT  84092    40    729-    SL       40    3/6/
                        69954  000309            84
                          0

DOUGLAS POWELSON
6288 VAN COTT
ROAD
SALT LAKE CITY   15500   729-    SL      15500  5/23           5/23/8
UT  84121               71523  000434            /84             4
                          0

DON ROBINSON
3337 SOUTH MAIN
STREET
SALT LAKE CITY     80    729-    SL       80    3/6/
UT  84115               75173  000312            84
                          0

CHARLES SALLEE
4238 SOUTH
DERBYSHIRE COURT
SALT LAKE CITY     80    729-    SL       80    3/6/
UT  84123               76953  000324            84
                          0

PAUL SCHOENFELD
50 MT BETHEL
ROAD
WARREN NJ  07060  3500   729-    SL      3500   6/14           6/14/8
                        77435  000590            /85             5
                          0

SECURITIES
SETTLEMENT
PO BOX 659
BOWLING GREEN
STATION
NEW YORK NY        30    729-    SL       20    6/15
10004                   77940  000722            /88
                          0
                                 SL       10    6/15
                               000723            /88

A C SEYMOUR
TRUSTEE
FOR C F          10909   729-    SL      10909  6/14           6/14/8
BENNINGHOFF III         78201  000588            /85             5
                          0

SHEARSON LEHMAN
HUTTON
ONE WESTERN
UNION INTL PLAZA
NEW YORK NY       464    729-    SL       20    7/29
10004                   78410  000602            /85
                          0
                                 SL       20    7/29
                               000603            /85

                                 SL       20    7/29
                               000604            /85

                                 SL       20    7/29
                               000605            /85

                                 SL       20    7/29
                               000606            /85

                                 SL       20    7/29
                               000607            /85

                                 SL       20    7/29
                               000608            /85

                                 SL       20    7/29
                               000609            /85

                                 SL       20    7/29
                               000610            /85

                                 SL       20    7/29
                               000611            /85

                                 SL       20    7/29
                               000612            /85

                                 SL        2    7/29
                               000613            /85

                                 SL        2    7/29
                               000614            /85

                                 SL        2    7/29
                               000615            /85

                                 SL        2    7/29
                               000616            /85

                                 SL        2    7/29
                               000617            /85

                                 SL        2    7/29
                               000618            /85

                                 SL        2    7/29
                               000619            /85

                                 SL       230   4/25
                               000721            /88

ELAINE SHEPERD     36    729-    SL       36    4/8/
                        78493  000575            85
                          0

BLAIR T SIMMONS    60    729-    SL       60    6/13
                        79122  000596            /85
                          0

SMITH BARNEY
HARRIS
1 WEST 34TH
STREET
NEW YORK NY        70    729-    SL       70    11/1
10001                   79920  001082           6/91
                          0

CONSTANCE M
SMITH
5960 OAKHILL
DRIVE
SALT LAKE CITY     80    729-    SL       80    12/1
UT  84121               79943   10015           2/88
                          0

LYNNE E SMITH
7015 WEST 9600
NORTH
LEHI UT  84043     80    729-    SL       80    3/6/
                        80034  000336            84
                          0

WALTER SONDRUP     20    729-    SL       20    11/9
AGENCY INC              80390  001080            /91
                          0

RICHARD J
SORENSON
2835 EAST 3600
SOUTH ST
SALT LAKE CITY    1000   729-    SL       500   3/4/
UT  84109               80436  001093            92
                          0
                                 SL       500   3/4/
                               001094            92

GLENN L STEADMAN
47 CRAWFORD
PLACE
SANDY UT  84070   800    729-    SL       200   3/6/
                        81153  000354            84
                          0
                                 SL       200   3/6/
                               000355            84

                                 SL       200   3/6/
                               000356            84

                                 SL       200   3/6/
                               000357            84

DALTON K
STICKLEY
1126 EST COUNTRY WOOD
CIRCLE # 2
MIDVALE UT        200    729-    SL       80    3/6/
84047                   81603  000327            84
                          0
                                 SL       120   11/1
                               001011           4/88

JORDAN STREBECK
9810 S 15TH ST
GILBERT AZ         84    729-    SL       40    3/6/
85234                   81924  000349            84
                          0
                                 SL       44    10/2
                               000640           8/85

ALAN SUMMERHAYS   6821   729-    SL      3000   1/1/           1/1/88
                        82211  001007            88
                          0
                                 SL      3821   11/1
                               001054            /89

BRENT SUMMERHAYS
&
MICKEY
SUMMERHAYS
238 DAVID AVENUE
NAMPA ID  86651   240    729-    SL       120   3/6/
                        82212  000339            84
                          0
                                 SL       120   6/13
                               000595            /85

CHRIS R
SUMMERHAYS
2450 1/2
FOOTHILL BLVD
SALT LAKE CITY    500    729-    SL       500   12/2
UT  84109               82213  001068           7/89
                          0

JEFF SUMMERHAYS
&
6 EAST 12300
SOUTH
DRAPER UT  84020  2500   729-    SL      2500   12/2
                        82214  001067           7/89
                          0

APORN
SURINTRAMONT
701 BALBOA
CHAMPAIGN IL       20    729-    SL       20    7/19
61820                   82261  000598            /85
                          0

JIM SWAYDAN
1140 CALIFORNIA
AVENUE
SALT LAKE CITY     80    729-    SL       80    3/6/
UT  84104               82504  000326            84
                          0

ROBERT TERRY
157 SOUTH 18TH
AVENUE
POCATELLO ID       20    729-    SL       20    6/13
83201                   83786  000593            /85
                          0

DENNIS M TRAYNER
8642 TRACY DRIVE
SANDY UT  84092    80    729-    SL       80    3/6/
                        85243  000362            84
                          0

US CLEARING CORP
26 BROADWAY
NEW YORK NY        20    729-    SL       20    9/5/
10004-1798              88850  001200            95
                          0

VALLEY BANK TTEE
LAMONT DAY
P O BOX 450
SALT LAKE CITY    250    729-    SL       250   5/1/
UT  84110               89540  000424            84
                          0

VINABA & COMPANY  480    729-    SL       480   10/1
                        89560  0001038          7/89
                          0

WESCAP
P O BOX 11268
SALT LAKE CITY     20    729-    SL       20    12/1
UT  84147               93130  000661           6/85
                          0

WILCO
PO BOX 11587
SALT LAKE CITY   13074   729-    SL       20    4/12
UT  84147          7    94010  000408            /84
                          0
                                 SL       100   11/1
                               000505            /84

                                 SL       200   12/3
                               000535            /84

                                 SL      1000   12/4
                               000541            /84

                                 SL       400   12/4
                               000543            /84

                                 SL       20    12/4
                               000548            /84

                                 SL       120   2/25
                               000570            /85

                                 SL       60    2/25
                               000572            /85

                                 SL       240   5/2/
                               000584            85

                                 SL      10000  11/3
                               001055            /89

                                 SL      10000  11/3
                               001056            /89

                                 SL      10000  11/3
                               001057            /89

                                 SL      10000  11/3
                               001058            /89

                                 SL      10000  12/1
                               001061           5/89

                                 SL      10000  12/1
                               001062           5/89

                                 SL      10000  12/1
                               001063           5/89

                                 SL      10000  12/1
                               001064           5/89

                                 SL      7333   12/2
                               001069           7/89

                                 SL      4900   8/16
                               001073            /91

                                 SL      11544  10/9
                               001077            /91

                                 SL      4880   11/9
                               001081            /91

                                 SL      5000   3/4/
                               001097            92

                                 SL      5000   3/4/
                               001098            92

                                 SL      5000   3/4/
                               001099            92

                                 SL      4930   4/25
                               001104            /92

GEORGE ZEVITAS
7410 SW 82ND
STREET
MIAMI FL  33143    20    729-    SL       20    4/20
                        98663  000720            /88
                          0




                 69600                  696000
                   00                      0

                 69600                  696000
                   00                      0

                   0                       0








                     ARTICLES OF INCORPORATION

                                OF

                   TERRA MERGER SUBSIDIARY, INC.



         The undersigned natural person, being at least eighteen years of age, acting as incorporator of a corporation under the Utah Revised Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

                             ARTICLE I

          The   name   of   this  corporation  is  Terra   Merger
          Subsidiary, Inc.

                            ARTICLE II

         The purpose for which the Company is organized is to conduct any lawful act, activities and pursuits for which a corporation may be organized under the Utah Revised Business
     Corporation Act.  Its duration shall be perpetual.

                            ARTICLE III

         The corporation is authorized to issue one class of shares, to be designated common stock. The total number of shares of common stock that this corporation is authorized to issue is Fifty Thousand (50,000). The common stock shall have a par value of one cent ($.01) per share. The common stock shall have unlimited voting rights as provided in the Utah Revised Business Corporation Act and shall be entitled to receive the net assets of the corporation upon dissolution.

                            ARTICLE IV

          The street address of the initial registered office of the corporation is 5912 West 11600 South, Payson, Utah, 84651. The name of the corporation's initial registered agent at that office is Wayne Hanson. The signature of this registered agent is set forth on the signature page of these Articles of Incorporation.

                             ARTICLE V

          To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

          Neither any amendment nor appeal of this Article V, nor the adoption of any provision in these Articles of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                            ARTICLE VI


          The name and address of the incorporator is:

                       Wayne Hanson
                       5912 West 11600 South
                       Payson, Utah 84651

          DATED this       29th    day of April, 1996.


                                    _/s/_____________________
                                    Wayne Hanson, Incorporator

          The undersigned hereby accepts and acknowledges appointment as the initial registered agent of the corporation named above, and confirms that the undersigned meets the requirements of Section 501 of the Utah Revised Business Corporation Act.



 /s/_____________________
Wayne Hanson, Registered Agent









                        BEFORE MERGER


                     UNANIMOUS CONSENT OF THE

                          SHAREHOLDERS OF

                        TERRA SYSTEMS, INC.


        The undersigned, being all of the shareholders of Terra
  Systems, Inc., do hereby unanimously adopt the following resolutions:

               RESOLVED, that the attached Merger Agreement among Xullux, Inc., Terra Merger Subsidiary, Inc. and Terra
          Systems, Inc. is hereby approved.

               This   resolution  may  be  executed  in  multiple
          counterparts  which  when  combined  to   contain   the
          signatures of all the shareholders shall constitute the approved action of the shareholders.

          DATED this __17__ day of May, 1996.




                                   /s/_________________
                                   ____
                                   Leonard Kent Harmon



                                   /s/_________________
                                   _____
                                   Glade Stringer



                                   /s/_________________
                                   _____
                                   Wayne G. Hanson



                                   /s/_________________
                                   _____
                                   Leonard Howe



                                   /s/_________________
                                   ____
                                   Valgene Blackburn



                                   /s/_____________
                                   Howard H. Hucks



                                   /s/______________
                                   Alan Summerhays



                                   /s/_______________
                                   Clayton Timothy



                                   /s/______________
                                   Dale Snyder








                     UNANIMOUS CONSENT OF THE

                       BOARD OF DIRECTORS OF

                        TERRA SYSTEMS, INC.


          The  undersigned, being all of the directors  of  Terra
     Systems, Inc., do hereby unanimously adopt the following resolutions:

               RESOLVED, that the Company shall acquire the equipment and other personal property described in attachments to the Bills of Sale attached hereto and shall issue to the owners thereof promissory notes in the amounts, and in the form, attached; and

               FURTHER  RESOLVED, that any officer of the Company
          is hereby empowered and directed to execute the promissory notes and other documents necessary to accomplish the acquisition of the above-mentioned personal property and the issuance of debt instruments in consideration therefor.

          DATED this __1st__ day of May, 1996.



                                   /s/_______________
                                   Leonard Kent Harmon



                                   /s/_________________
                                   _____
                                   Glade Stringer



                                   /s/_________________
                                   _____
                                   Wayne G. Hanson







                     UNANIMOUS CONSENT OF THE

                       BOARD OF DIRECTORS OF

                        TERRA SYSTEMS, INC.


          The  undersigned, being all of the directors  of  Terra
     Systems, Inc., do hereby unanimously adopt the following resolutions:

               RESOLVED, that the Company shall recommend to the shareholders that the Company execute, deliver and perform the Merger Agreement Among Xullux, Inc., Terra Merger Subsidiary, Inc. and Terra Systems, Inc.; and

               FURTHER RESOLVED, that the officer of the Company are hereby authorized and directed to execute all documents necessary to accomplish the acquisition of the above-mentioned personal property and take all actions necessary to accomplish the foregoing.

          DATED this __1st__ day of May, 1996.



                                   /s/_______________
                                   Kent Harmon



                                   /s/_________________
                                   _____
                                   Glade Stringer



                                   /s/_________________
                                   _____
                                   Wayne Hanson